ATSG Reports First Quarter 2023 Results
Demand for medium-size cargo aircraft remains strong
2023 Outlook revised to reflect macro effects on ATSG airlines

WILMINGTON, OH, May 4, 2023 - Air Transport Services Group, Inc. (Nasdaq: ATSG), the leading provider of medium wide-body aircraft leasing, contracted air transportation, and related services, today reported consolidated financial results for the quarter ended March 31, 2023. Those results, as compared with the same quarter in 2022 were as follows:

First Quarter 2023 Results
•Revenues $501 million, up 3%
•GAAP EPS (basic) from Continuing Operations $0.28, down $0.39
•GAAP Pretax Earnings from Continuing Operations of $27 million, versus $65 million
•Adjusted Pretax* Earnings $38 million, down from $64 million
•Adjusted EPS* $0.36, versus $0.56
•Adjusted EBITDA* $138 million, down $20 million

Rich Corrado, president and chief executive officer of ATSG, said, "These results, while disappointing, do reflect the operating headwinds we talked about in February, including lower 2023 results at our airlines. The first quarter Adjusted EBITDA reflected lower than expected passenger airline revenues, and the continued impact of inflation at our airlines. Our aircraft leasing business, CAM, has seen no reduction in demand for its desirable leased freighters, and continues to invest with the expectation of delivering attractive returns for the midsize freighter aircraft we expect to lease during the rest of 2023 and into 2024."

* Adjusted EPS (Earnings per Share), Adjusted Pretax Earnings, Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) and Adjusted Free Cash Flow are non-GAAP financial measures and are defined and reconciled to GAAP measures at the end of this release.

Segment Results
Cargo Aircraft Management (CAM)
•Aircraft leasing and related revenues from external customers in the first quarter were up 8% compared to the first quarter of 2022, primarily reflecting the benefit of eight newly converted Boeing 767-300 freighters leased since the beginning of the first quarter of 2022, offset by lower revenues from engine pooling arrangements for customers leasing 767-200 freighters.
•CAM’s first-quarter pretax earnings decreased 2% to $34 million versus the prior-year quarter. Those earnings were impacted by $2.3 million more interest expense allocated to CAM, driven by more aircraft assets, including feedstock in or awaiting freighter modification.
•CAM deployed two 767-300 freighters to an external customer during the quarter. One 767-200 freighter was returned upon lease expiration. Ninety-two CAM-owned 767 freighter aircraft were leased to external customers at the end of the quarter, six more than a year ago.
•CAM intends to deploy eighteen more freighters in 2023, including twelve 767s and six A321s. Twenty-seven CAM-owned aircraft were in or awaiting conversion to freighters, twelve more than a year ago. That quarter-end total includes nine A321 aircraft and eighteen 767s.

ACMI Services
•Pretax earnings were a loss of $2 million in the first quarter, versus earnings of $22 million in the first quarter of 2022. Nearly all the decrease compared to the prior year is attributable to our ACMI and charter airline, Omni Air. Segment results overall were affected by inflation, including increases in line maintenance personnel and flight crew travel and training costs.
•Revenue block hours for ATSG's airlines were essentially flat for the first quarter compared to the prior-year period despite operating six more aircraft in 2023. Cargo block hours increased 4%. Hours flown by the four Boeing 757 combination freighter-passenger aircraft were up significantly due to the resumption of a Pacific route in late 2022. Passenger block hours flown by Omni Air decreased by 25%. The prior year quarter included passenger hours flown for additional routes to Europe.

2023 Outlook
ATSG now expects its Adjusted EBITDA for 2023 to be in a range of $610 million to $620 million, and full year Adjusted EPS in a range of $1.55 to $1.70, based on lower ACMI Services passenger flying than was projected and inflationary effects associated with our ACMI airline operations since initial 2023 guidance in February. CAM is projected to deliver results consistent with February guidance.

The Adjusted EBITDA and Adjusted EPS forecasts for 2023 continue to assume:
•ACMI Services pretax results will be slightly positive in the first half, and improving in the second half.
•Dry leases this year for up to six Airbus A321-200 freighters currently awaiting approval by the foreign regulatory agencies, and fourteen newly converted 767-300s. CAM's results will also be affected by the re-lease or sale of five Boeing 767-200 freighters currently leased to Amazon.
ATSG continues to project 2023 capital spending of $850 million, including $260 million in sustaining capex and $590 million for growth.
Corrado said that demand for ATSG’s freighter aircraft remains very strong, including its Boeing 767s, the narrow-body A321s, and the Airbus A330 freighters the company will begin to deploy next year. CAM is expected to generate more than $70 million in 2024 revenues from freighters it expects to lease this year.
“Our customers remain eager to lease the freighter aircraft we intend to deliver,” he said. “The persistent growth in online commerce throughout the world, and the need to replace older, less efficient aircraft types, means that midsize freighters will remain essential to global economic growth."

Corrado added that "If future market conditions were to affect projected returns on our fleet investments, we have the flexibility to significantly reduce our planned growth investments in 2024 and beyond, in favor of other options, such as debt reduction and additional share repurchases. Our decisions about capital allocation will always be driven by what creates the most value for shareholders.”
Non-GAAP Financial Measures
This release, including the attached non-GAAP Reconciliation tables, contains financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States ("non-GAAP financial measures"). Management uses these non-GAAP financial measures to evaluate historical results and project future results. Management believes that these non-GAAP financial measures assist in highlighting operational trends, facilitating period-over-period comparisons, and providing additional clarity about events and trends affecting core operating performance. Disclosing these non-GAAP financial measures provides insight to investors about additional metrics that management uses to evaluate past performance and prospects for future performance. Non-GAAP measures should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP and may be calculated differently by other companies.

The historical non-GAAP financial measures included in this release are reconciled to the most directly comparable financial measure calculated and presented in accordance with GAAP in the non-GAAP Reconciliation tables included later in this release. The Company does not provide a reconciliation of projected Adjusted EBITDA or Adjusted EPS because it is unable to predict with reasonable accuracy the value of certain adjustments. Certain adjustments can be significantly impacted by the re-measurements of financial instruments including stock warrants issued to a customer. The Company’s earnings on a GAAP basis, including its earnings per share on a GAAP basis, and the non-GAAP adjustments for gains and losses resulting from the re-measurement of stock warrants, will depend on the future prices of ATSG stock, interest rates, and other assumptions which are highly uncertain.

Conference Call
ATSG will host an investor conference call on Friday, May 5, 2023, at 10 a.m. Eastern Time to review its financial results for the first quarter of 2023, and its outlook for remainder of the year. Live call participants must register via this link that is also available at ATSG’s website, www.atsginc.com under “Investors” and “Presentations.” Once registered, call participants will receive dial-in numbers and a unique Personal Identification Number (PIN) that must be entered to join the live call. Listen-only access to live and replay versions of the call, including slides, will be available via a webcast link at the same ATSG website location. Slides that accompany management’s discussion of fourth-quarter results also may be downloaded there shortly before the start of the call at 10 a.m.

Annual Meeting of Stockholders
ATSG's 2023 Annual Meeting of Stockholders will be held virtually on May 24, 2023, at 11 a.m. Eastern Time. Stockholders of record as of March 27, 2023 may participate by phone or online at www.virtualshareholdermeeting.com/ATSG2023 to consider and vote on, among other items, the election of directors to the Board, ratification of the selection of auditors for 2023, and an advisory vote on executive compensation. ATSG's 2023 Proxy Statement, its 2022 Annual Report, and its 2022 Sustainability Report issued in April are also on the Company's website, www.atsginc.com, and include important information you should consider before casting your vote.

About ATSG
ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. ATSG, through its leasing and airline subsidiaries, is the world's largest owner and operator of converted Boeing 767 freighter aircraft. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, passenger ACMI and charter services, aircraft maintenance services and airport ground services. ATSG's subsidiaries include ABX Air, Inc.; Airborne Global Solutions, Inc.; Airborne Maintenance and Engineering Services, Inc., including its subsidiary, Pemco World Air Services, Inc.; Air Transport International, Inc.; Cargo Aircraft Management, Inc.; and Omni Air International, LLC. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. A number of important factors could cause Air Transport Services Group, Inc.'s ("ATSG's") actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to: (i) unplanned changes in the market demand for our assets and services, including the loss of customers or a reduction in the level of services we perform for customers; (ii) our operating airlines' ability to maintain on-time service and control costs; (iii) the cost and timing with respect to which we are able to purchase and modify aircraft to a cargo configuration; (iv) fluctuations in ATSG's traded share price and in interest rates, which may result in mark-to-market charges on certain financial instruments; (v) the number, timing, and scheduled routes of our aircraft deployments to customers; (vi) our ability to remain in compliance with key agreements with customers, lenders and government agencies; (vii) the impact of current supply chain constraints both within and outside the United States, which may be more severe or persist longer than we currently expect; (viii) the impact of a competitive labor market, which could restrict our ability to fill key positions; (ix) changes in general economic and/or industry-specific conditions, including inflation; and (x) the impact of geographical events or health epidemics such as the COVID-19 pandemic. Other factors that could cause ATSG’s actual results to differ materially from those indicated by such forward-looking statements are contained from time to time in ATSG's filings with the U.S. Securities and Exchange Commission, including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG's forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. Except as may be required by applicable law, ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:
Quint Turner, ATSG Inc. Chief Financial Officer
937-366-2303

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
REVENUES	$501,095	$485,860

OPERATING EXPENSES
Salaries, wages and benefits	176,715	161,762
Depreciation and amortization	84,728	82,071
Maintenance, materials and repairs	43,833	35,709
Fuel	66,755	60,358
Contracted ground and aviation services	17,788	18,331
Travel	29,553	24,199
Landing and ramp	4,124	4,578
Rent	8,112	6,663
Insurance	2,548	2,552
Other operating expenses	19,516	19,843
	453,672	416,066

OPERATING INCOME	47,423	69,794
OTHER INCOME (EXPENSE)
Interest income	215	9
Non-service component of retiree benefit credits	(3,218)	5,388
Net (loss) gain on financial instruments	(1,740)	2,696
Gain (loss) from non-consolidated affiliates	(406)	(1,403)
Interest expense	(15,705)	(11,399)
	(20,854)	(4,709)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	26,569	65,085
INCOME TAX EXPENSE	(6,428)	(15,289)

EARNINGS FROM CONTINUING OPERATIONS	20,141	49,796

NET EARNINGS	$20,141	$49,796

EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic	$0.28	$0.67
Diluted	$0.25	$0.57

WEIGHTED AVERAGE SHARES - CONTINUING OPERATIONS
Basic	71,802	73,888
Diluted	83,057	88,744

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	March 31, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$89,602	$27,134
Accounts receivable, net of allowance of $1,053 in 2023 and $939 in 2022	227,122	301,622
Inventory	57,727	57,764
Prepaid supplies and other	33,555	31,956
TOTAL CURRENT ASSETS	408,006	418,476

Property and equipment, net	2,553,674	2,402,408
Customer incentive	73,828	79,650
Goodwill and acquired intangibles	490,088	492,642
Operating lease assets	66,329	74,070
Other assets	110,354	122,647
TOTAL ASSETS	$3,702,279	$3,589,893

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$218,218	$192,992
Accrued salaries, wages and benefits	60,272	56,498
Accrued expenses	11,371	12,466
Current portion of debt obligations	642	639
Current portion of lease obligations	22,524	23,316
Unearned revenue	33,784	21,546
TOTAL CURRENT LIABILITIES	346,811	307,457
Long term debt	1,544,454	1,464,285
Stock obligations	1,509	695
Post-retirement obligations	33,702	35,334
Long term lease obligations	44,727	51,575
Other liabilities	56,020	62,861
Deferred income taxes	260,989	255,180

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 150,000,000 shares authorized; 71,451,610 and 72,327,758 shares issued and outstanding in 2023 and 2022, respectively	715	723
Additional paid-in capital	964,026	986,303
Retained earnings	549,023	528,882
Accumulated other comprehensive loss	(99,697)	(103,402)
TOTAL STOCKHOLDERS’ EQUITY	1,414,067	1,412,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,702,279	$3,589,893

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED SUMMARY OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended
	March 31,
	2023	2022

OPERATING CASH FLOWS	$216,378	$125,668

INVESTING ACTIVITIES:
Aircraft acquisitions and freighter conversions	(164,608)	(71,915)
Planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment	(54,193)	(36,337)
Proceeds from sales of property and equipment	9,860	76
Acquisitions and investments in businesses	(800)	—
TOTAL INVESTING CASH FLOWS	(209,741)	(108,176)

FINANCING ACTIVITIES:
Principal payments on debt	(25,214)	(90,100)
Proceeds from borrowings	105,000	40,000
Payments for financing costs	(484)	—
Purchase of common stock	(21,918)	—
Taxes paid for conversion of employee awards	(1,553)	(1,350)
TOTAL FINANCING CASH FLOWS	55,831	(51,450)

NET INCREASE (DECREASE) IN CASH	$62,468	$(33,958)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	$27,134	$69,496
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$89,602	$35,538

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
PRETAX EARNINGS FROM CONTINUING OPERATIONS AND ADJUSTED PRETAX EARNINGS SUMMARY
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2023	2022
Revenues
CAM
Aircraft leasing and related revenues	$117,074	$111,935
Lease incentive amortization	(5,030)	(5,030)
Total CAM	112,044	106,905
ACMI Services	334,127	330,090
Other Activities	110,588	102,535
Total Revenues	556,759	539,530
Eliminate internal revenues	(55,664)	(53,670)
Customer Revenues	$501,095	$485,860

Pretax Earnings (Loss) from Continuing Operations
CAM, inclusive of interest expense	34,200	34,995
ACMI Services, interest expense	(2,411)	22,165
Other Activities	654	1,551
Net, unallocated interest expense	(510)	(307)
Non-service components of retiree benefit credit	(3,218)	5,388
Net gain (loss) on financial instruments	(1,740)	2,696
Loss from non-consolidated affiliates	(406)	(1,403)
Earnings from Continuing Operations before Income Taxes (GAAP)	$26,569	$65,085

Adjustments to Pretax Earnings from Continuing Operations
Add customer incentive amortization	5,822	5,798
Add loss from non-consolidated affiliates	406	1,403
Less net (gain) loss on financial instruments	1,740	(2,696)
Less non-service components of retiree benefit credit	3,218	(5,388)
Add net charges for hangar foam incident	41	—
Adjusted Pretax Earnings (non-GAAP)	$37,796	$64,202
Adjusted Pretax Earnings excludes certain items included in GAAP-based pretax Earnings (Loss) from Continuing Operations before Income Taxes because these items are distinctly different in their predictability among periods or not closely related to our operations. Presenting this measure provides investors with a comparative metric of fundamental operations, while highlighting changes to certain items among periods. Adjusted Pretax Earnings should not be considered an alternative to Earnings from Continuing Operations Before Income Taxes or any other performance measure derived in accordance with GAAP.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS FROM CONTINUING OPERATIONS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended
	March 31,
	2023	2022

Earnings (Loss) from Continuing Operations Before Income Taxes	$26,569	$65,085
Interest Income	(215)	(9)
Interest Expense	15,705	11,399
Depreciation and Amortization	84,728	82,071
EBITDA from Continuing Operations (non-GAAP)	$126,787	$158,546
Add customer incentive amortization	5,822	5,798
Add start-up loss from non-consolidated affiliates	406	1,403
Less net (gain) loss on financial instruments	1,740	(2,696)
Add non-service components of retiree benefit credits	3,218	(5,388)
Add net charges for hangar foam incident	41	—

Adjusted EBITDA (non-GAAP)	$138,014	$157,663

Management uses Adjusted EBITDA to assess the performance of its operating results among periods. It is a metric that facilitates the comparison of financial results of underlying operations. Additionally, these non-GAAP adjustments are similar to the adjustments used by lenders in the Company’s senior secured credit facility to assess financial performance and determine the cost of borrowed funds. The adjustments also remove the non-service cost components of retiree benefit plans because they are not closely related to ongoing operating activities. To improve comparability between periods, the adjustments also exclude from EBITDA from Continuing Operations charges related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries. Management presents EBITDA from Continuing Operations, a commonly referenced metric, as a subtotal toward computing Adjusted EBITDA.

EBITDA from Continuing Operations is defined as Earnings (Loss) from Continuing Operations Before Income Taxes plus net interest expense, depreciation, and amortization expense. Adjusted EBITDA is defined as EBITDA from Continuing Operations less financial instrument revaluation gains or losses, non-service components of retiree benefit costs including pension plan settlements, amortization of warrant-based customer incentive costs recorded in revenue, costs from non-consolidated affiliates and charges related to the discharge of a fire suppression system, net of insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED FREE CASH FLOW
NON-GAAP RECONCILIATION
(In thousands)

	Three Months Ended		Trailing 12 Months Ended
	March 31,		March 31,
	2023	2022	2023

OPERATING CASH FLOWS (GAAP)	$216,378	$125,668	$562,830
Sustaining capital expenditures	(54,193)	(36,337)	(204,692)

ADJUSTED FREE CASH FLOW (non-GAAP)	$162,185	$89,331	$358,138

Sustaining capital expenditures includes cash outflows for planned aircraft maintenance, engine overhauls, information systems and other non-aircraft additions to property and equipment. It does not include expenditures for aircraft acquisitions and related passenger-to-freighter conversion costs.

Adjusted Free Cash Flow (non-GAAP) includes cash flow from operations net of expenditures for planned aircraft maintenance, engine overhauls and other non-aircraft additions to property and equipment. Management believes that adjusting GAAP operating cash flows is useful for investors to evaluate the company's ability to generate adjusted free cash flow for growth initiatives, debt service, cash returns for shareholders or other discretionary allocations of capital.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE
NON-GAAP RECONCILIATION
(In thousands)
Management presents Adjusted Earnings and Adjusted Earnings Per Share, both non-GAAP measures, to provide additional information regarding earnings per share without the volatility otherwise caused by the items below among periods.

	Three Months Ended
	March 31, 2023		March 31, 2022
	$	$ Per Share	$	$ Per Share

Earnings from Continuing Operations - basic (GAAP)	$20,141		$49,796
Gain from warrant revaluation, net tax[1]	(108)		—
Convertible notes interest charges, net of tax [2]	776		760
Earnings from Continuing Operations - diluted (GAAP)	20,809	$0.25	50,556	$0.57
Adjustments, net of tax
Customer incentive amortization[3]	4,546	0.06	4,475	0.05
Non-service component of retiree benefits[4]	2,513	0.03	(4,158)	(0.05)
Financial instrument revaluations[5]	1,466	0.02	(2,081)	(0.02)
Loss from affiliates[6]	317	—	1,083	0.01
Hangar foam incident[7]	32	—	—	—
Adjusted Earnings and Adjusted Earnings Per Share (non-GAAP)	$29,683	$0.36	$49,875	$0.56

	Shares		Shares
Weighted Average Shares - diluted	83,057		88,744
Additional shares - warrants [1]	—		—
Adjusted Shares (non-GAAP)	83,057		88,744

This presentation does not give effect to convertible note hedges the Company purchased having the same number of the Company's common shares, 8.1 million shares, and the same strike price of $31.90, that underlie the Convertible Notes. The convertible note hedges are expected to reduce the potential equity dilution with respect to the Company's common stock upon conversion of the Convertible Notes.
Adjusted Earnings and Adjusted Earnings Per Share should not be considered as alternatives to Earnings from Continuing Operations, Weighted Average Shares - diluted or Earnings Per Share from Continuing Operations or any other performance measure derived in accordance with GAAP. Adjusted Earnings and Adjusted Earnings Per Share should not be considered in isolation or as a substitute for analysis of the company's results as reported under GAAP.

1.Under U.S. GAAP, certain warrants are reflected as a liability and unrealized warrant gains are typically removed from diluted earnings per share (“EPS”) calculations, while unrealized warrant losses are not removed because they are dilutive to EPS. For all periods presented, additional shares assumes that Amazon net settled its remaining warrants during each period.
2.Application of accounting standard ASU No. 2020-06, "Accounting for Convertible Instruments and Contracts in an Entity's Own Equity" was adopted prospectively for EPS calculations on January 1, 2022 using the modified retrospective approach. The updated GAAP requires convertible debt to be treated under the "if-convert method" for EPS.
3.Removes the amortization of the warrant-based customer incentives which are recorded against revenue over the term of the related aircraft leases and customer contracts.
4.Removes the non-service component of post-retirement costs and credits.
5.Removes gains and losses from period end financial instruments revaluations, including derivative interest rate instruments, customer warrant and sale option.
6.Removes losses for the Company's non-consolidated affiliates.
7.Removes charges related to the discharge of a fire suppression system in the Company's aircraft hangar, net of related insurance recoveries.

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES
AIRCRAFT FLEET

Aircraft Types
	March 31, 2022		December 31, 2022		March 31, 2023		December 31, 2023 Projected
	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger	Freighter	Passenger

B767-200	33	3	32	3	31	3	24	3
B767-300	67	9	78	8	80	8	94	8
B777-200	—	3	—	3	—	3	—	3
B757 Combi	—	4	—	4	—	4	—	4
A321-200	—	—	—	—	—	—	6	—
Total Aircraft in Service	100	19	110	18	111	18	124	18

B767-300 in or awaiting cargo conversion	12	—	15	—	18	—	14	—
A321 in cargo conversion	3	—	7	—	9	—	5	—
A330 in cargo conversion	—	—	—	—	—	—	3	—
B767-200 staging for lease	1	—	—	—	—	—	1	—
Total Aircraft	116	19	132	18	138	18	147	18

Aircraft in Service Deployments
	March 31,		December 31,		March 31,		December 31,
	2022		2022		2023		2023 Projected

Dry leased without CMI	36		39		40		55
Dry leased with CMI	50		52		52		47
Customer provided for CMI	7		13		13		16
ACMI/Charter[1]	26		24		24		24

1.ACMI/Charter includes four Boeing 767 passenger aircraft leased from external companies.